SEPARATION BENEFITS AGREEMENT

            THIS SEPARATION BENEFITS AGREEMENT (the "Agreement") is made as of this 18th day of October, 2006, by and between FIRST NATIONAL BANK OF CHESTER COUNTY, a wholly-owned subsidiary of First Chester County Corporation and a national banking association with its principal offices located at 9 North High Street, West Chester, Pennsylvania (hereinafter referred to as the "Bank") and LINDA M. HICKS, an individual residing at 1072 Glen Hall Road, Kennett Square, PA 19348 (hereinafter referred to as "Employee").

                                   BACKGROUND

            WHEREAS, the Bank desires to employ Employee as the Senior Vice President - Chief Fiduciary Officer of the Bank and to provide certain benefits to Employee in connection with such employment;

            WHEREAS, Employee is desirous of securing such employment and such benefits on the terms and conditions set forth herein; and

            WHEREAS, in consideration of the receipt of such employment and such benefits, Employee is willing to be bound by certain non-compete and non-disclosure obligations as set forth herein;

            NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound hereby agree as follows:

            1) TERM OF AGREEMENT.

            This Agreement is effective ("Effective Date") as of the latest to occur of the following dates: (a) the date this Agreement is executed and delivered by both Employee and the Bank, (b) the date on which Employee's employment as Officer commences, or (c) the date set forth above. This Agreement will continue in effect for a period of 12 months after the Effective Date.

            2) TERMINATION COMPENSATION.

            If Employee's employment with the Bank is terminated without "Cause" (as defined in Section 5) at any time, Employee will receive the "Termination Benefits" (as defined in Section 3). Employee will also receive the Termination Benefits if Employee terminates his or her employment for "Good Reason" (as defined in Section 4).

            In order to receive the Termination Benefits, Employee must execute a general release and waiver of claims that Employee may have against the Bank, its directors, officers, employees or other affiliates as may be requested by the Bank.


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            The Termination Benefits will be paid to Employee under the terms and conditions hereof, without regard to whether Employee looks for or obtains alternative employment following Employee's termination of employment with the Bank. If Employee, however, obtains employment with any entity which is insured by the Federal Deposit Insurance Corporation or has trust powers and has an office in Chester County, Pennsylvania, the payment of Termination Benefits will immediately cease.

            3) TERMINATION BENEFITS DEFINED.

            For purposes of this Agreement, the term "Termination Benefits" will mean and include the following:

                  a) For a period from Employee's Effective Date of Termination until the end of 12 months from the Effective Date of this Agreement (the "Benefit Period"), payment of Employee's base salary on the same basis that Employee was paid immediately prior to Employee's termination.

                  b) Continuation during the Benefit Period of all fringe benefits that Employee was receiving immediately prior to Employee's termination, including, without limitation, life, disability, accident and group health insurance benefits coverage for Employee and Employee's immediate family ("Fringe Benefits"), such Fringe Benefits to be provided on substantially the same terms and conditions as they were provided immediately prior to Employee's termination.

                  c) There will be no component of Employee's Termination Benefits for any bonus payments to which Employee would have been entitled for the year during which Employee's termination occurs.

                  d) Outplacement. The Bank will select an outplacement agency to provide Employee with executive outplacement services commensurate with her position as selected by the Bank. Payment for these services will be made by the Bank directly to the outplacement agency.

            Notwithstanding the foregoing, if Employee terminates his or her employment for Good Reason, Employee's Termination Benefits will be based upon the Employee's salary and benefits immediately prior to the event that gives rise to Employee's right to receive Termination Benefits under this Agreement.

            The Bank does not intend to provide duplicative Fringe Benefits. Consequently, Fringe Benefits otherwise receivable pursuant to this Section will be reduced or eliminated if and to the extent that Employee receives comparable Fringe Benefits from any other source (for example, another employer); provided, however, that Employee will have no obligation to seek, solicit or accept employment from another employer in order to receive such benefits.


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            4) GOOD REASON DEFINED.

            For purposes of this Agreement, the term "Good Reason" will mean and include the following situations, provided that such situation shall not have occurred following any circumstance for which the Employee's employment may otherwise have been terminated for Cause:

            a) any material adverse change in Employee's status, responsibilities or Fringe Benefits;

            b) any failure to nominate or elect Employee as Senior Vice President - Chief Fiduciary Officer.

            c) causing or requiring Employee to report to anyone other than the Executive Vice President - Trust and Wealth Advisory Services;

            d) assignment to Employee of duties materially inconsistent with Employee's position as Senior Vice President - Chief Fiduciary Officer;

            e) any reduction of Employee's annual base salary or other reduction in compensation or benefits, in any such event, having the effect of reducing Employee's annual base salary by more than 10%); or

            f) requiring Employee to be principally based at any office or location more than 50 miles from the current offices of the Bank in West Chester, Pennsylvania;

            5) CAUSE DEFINED.

            For purposes of this Agreement, the term "Cause" will mean and include the following situations:

            a) Employee's conviction by a court of competent jurisdiction of, or plea of guilty or nolo contendere to, any felony or misdemeanor involving dishonesty or breach of trust or any felony or crime involving moral turpitude or violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the actual incarceration of Employee;

            b) Employee's failure to perform the duties reasonably assigned to Employee by the Executive Vice President - Trust and Wealth Advisory Services, without reasonable cause or excuse, which failure or breach continues for more than fifteen business days after written notice thereof is given to Employee;

            c) Employee's willful failure to follow the good faith lawful instructions of the Board of Directors of the Bank with respect to the operations of the Bank and the conduct of its officers;


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            d)    Employee's intentional violation of the conditions of
                  Employee's employment;

            e) Employee's dishonesty or gross negligence in the performance of her duties;

            f) Conduct on the part of the Employee that would bring discredit to the Bank if publicly disclosed and employee fails to correct this conduct within five business days of discovery and written notice by the Bank;

            g) Employee's breach of fiduciary duty involving personal profit or benefit, directly or indirectly, to Employee's family, friends or affiliated entities;

            h) Employee's violation of any law, rule or regulation governing banks or bank officers or the recommendation or order issued by a bank regulatory authority that Employee be removed from employment with the Bank;

            i)    A material breach by Employee of the Bank's Code of Conduct;

            j) Employee's unlawful discrimination, including harassment, against the Bank's employees, customers, business associates, contractors or visitors;

            k) Any final removal or prohibition order to which Employee is subject by a federal banking agency pursuant to Section 8(c) of the Federal Deposit Insurance Act;

            l)    Any act of fraud or misappropriation by Employee; or

            m) Intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading in any application or other information provided from time to time by the Employee to the Bank or any director, officer of other representative of the Bank in connection with the Employee's employment with the Bank and performance of Employee's duties as an employee of the Bank.

            This Agreement and Employee's employment shall also terminate upon Employee's death or disability which renders Employee mentally or physically incapable of performing all of the essential functions of Employee's responsibilities as Senior Vice President- Chief Fiduciary Officer, taking into account any reasonable accommodation required by law, and such termination shall be deemed to be a termination by the Bank with Cause.

            Nothing in this Agreement shall be deemed to restrict the Bank's ability to terminate Employee's employment at any time in the Bank's sole discretion, and such employment shall be "at will".


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            6) TERMINATION NOTICE AND PROCEDURE.

            Any termination by the Bank or Employee of Employee's employment will be communicated by written Notice of Termination to Employee, if such Notice of Termination is delivered by the Bank, and to the Bank, if such Notice of Termination is delivered by Employee, all in accordance with the following procedures:

            The Notice of Termination will indicate the specific termination provision in this Agreement relied upon, if applicable, and will set forth in reasonable detail the facts and circumstances alleged to provide a basis for such termination.

            Any Notice of Termination by the Bank will be in writing signed by the Chairman of the Board of the Bank or the President of the Bank.

            If the Bank furnishes Employee with a Notice of Termination, or if Employee furnishes the Bank with a Notice of Termination, then the date of Employee's termination (Effective Date of Termination) will be the date such Notice of Termination is deemed given pursuant to Section 10 of this Agreement.

            7) COVENANT NOT TO COMPETE OR SOLICIT.

                  (a) During the Term of this Agreement, Employee shall not: for herself, or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly engage in any business or provide any services which compete with the Bank in Chester County, Pennsylvania without giving the President of the Bank prior written notice as required in Paragraph 7
(c). For purposes of this paragraph, any entity which is insured by the Federal Deposit Insurance Corporation or has trust powers and has an office in Chester County, Pennsylvania is deemed a competitor of the Bank.

                  (b) The Employee agrees that for a period of twelve (12) months after the Effective Date she will not, without prior written approval from the President of the Bank, directly or indirectly solicit any person who is an employee or a client of the Bank to terminate or otherwise modify his/her relationship with the Bank.

                  (c) In the event the Employee wishes to enter into any relationship or employment prior to the end of the Term of this Agreement, which would be covered by the above non-compete provision, Employee agrees to provide written notification to the President of the Bank at least 48 hours prior to entering any such relationship or employment.

                  (d) In the event that Employee breaches or the Bank reasonably believes that Employee is about to breach, any of the covenants of Paragraph 7, Employee agrees that the Bank will be entitled to injunctive relief. Employee recognizes that the Bank will suffer immediate and irreparable harm and that money damages will not be adequate to compensate the Bank or to protect and preserve the status quo. Therefore, Employee HEREBY CONSENTS TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER, WITH OR WITHOUT NOTICE, AND A PRELIMINARY OR PERMANENT INJUNCTION.


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            8) DISCLOSURE OF CONFIDENTIAL INFORMATION.

            During the period during which Employee is employed by the Bank and following the voluntary or involuntary termination of Employee's employment with the Bank for any reason whatsoever, Employee shall not use for any non-Bank purpose or disclose to any person or entity any confidential information acquired during the course of employment with the Bank. Employee shall not, directly or indirectly, copy, take, or remove from the Bank's premises, any of the Bank's books, records, customer lists, or any other documents or materials. The term "confidential information" as used in this Agreement includes, but is not limited to, records, lists, and knowledge of the Bank's customers, suppliers, methods of operation, processes, trade secrets, methods of determination of prices and rates, financial condition, as the same may exist from time to time.

            9) BINDING AGREEMENT.

            This Agreement will inure to the benefit of and be enforceable by Employee and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder had Employee continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

            10) NOTICES.

            For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to Employee at the last address Employee has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Chairman of the Board of Directors, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

            11) MISCELLANEOUS.

            No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Chairman of the Board of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Pennsylvania without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code will be deemed also to refer to any successor provisions to such


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sections. Any payments provided for hereunder will be paid net of any applicable withholding required under federal, state or local law.

            12) VALIDITY.

            The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

            13) COUNTERPARTS.

            This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

            14) EXPENSES.

            If a good faith dispute arises with respect to the enforcement of Employee's rights under this Agreement or if any arbitration or legal proceeding is brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, each party shall be responsible for his, her or its own attorneys' fees, costs and disbursements incurred as a result of such dispute or legal proceeding.

            15) ENTIRE AGREEMENT.

            This Agreement sets forth the entire agreement between Employee and the Bank concerning the subject matter discussed in this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, representations, or warranties, whether written or oral, by any officer, employee or representative of the Bank regarding the subject matter of this Agreement. Any prior agreements or understandings with respect to the subject matter set forth in this Agreement are hereby terminated and canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                         FIRST NATIONAL BANK OF CHESTER COUNTY


                                         By:  Deborah R. Pierce
                                            ------------------------------------
                                            Deborah R. Pierce
                                            Executive Vice President
                                            Human Resources and Administration


                                          Linda M. Hicks
                                         ---------------------------------------
                                         LINDA M. HICKS


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